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                                                                    EXHIBIT 23.2








                        CONSENT OF INDEPENDENT AUDITORS


             We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Witco Corporation for the registration of common stock, preferred stock and debt securities and to the incorporation by reference therein of our report dated January 26, 1995 (except for Note 16, as to which the date is December 20,
1995), with respect to the consolidated financial statements and schedule of Witco Corporation and Subsidiary Companies for the year ended December 31,
1994 included in Form 8-K dated December 20, 1995 filed with the Securities and Exchange Commission.


                                  ERNST & YOUNG LLP


Stamford, Connecticut
December 20, 1995





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